ACTIVECORE TECHNOLOGIES, INC.
                      (FORMERLY IVP TECHNOLOGY CORPORATION)
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

                                  EXHIBIT 32.1

     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of ActiveCore Technologies, Inc. formerly IVP Technology Corporation (the "Company") on Form 10-QSB for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned herby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of the Company, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:    August 12, 2005           By:    /s/ Peter J. Hamilton
                                         -------------------------------------
                                   Name:  Peter J. Hamilton
                                   Title: President and Chief Executive Officer


A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ActiveCore Technologies, Inc. formerly IVP Technology Corporation and will be retained by ActiveCore Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                                       51